UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2018 (August 31, 2018)

ENERGY RESOURCES 12, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-55916	81-4805237
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

                          Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Energy Resources 12, L.P. (the “Partnership”) is filing this report in accordance with Items 1.01, 2.01, 2.03, 8.01 and 9.01 of Form 8-K.

Item 1.01 – Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this report is hereby incorporated by reference into this Item 1.01.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On June 29, 2018, Energy Resources 12 Operating Company, LLC (“Buyer”), a wholly-owned subsidiary of the Partnership, entered into a Purchase and Sale Agreement (“Purchase Agreement”) with Bruin E&P Non-Op Holdings, LLC (“Seller”), for the potential purchase (“Acquisition No. 2”) of Seller’s interest in certain non-operated oil and gas properties and the related rights. On August 31, 2018, the Buyer closed on Acquisition No. 2, resulting in an approximate average 2.7% non-operated working interest in approximately 240 existing producing wells, 20 wells in various stages of drilling and completion, and additional future development locations, predominantly in McKenzie, Dunn, McLean and Mountrail counties of North Dakota (collectively, the “Bakken Assets”). With the closing of this acquisition, the Partnership owns an approximate average 5.4% non-operated working interest in the Bakken Assets. The original acquisition in the Bakken Assets from Seller closed on February 1, 2018 (“Acquisition No. 1”).

The Bakken Assets are operated by 14 third-party operators on behalf of the Partnership and other working interest owners. The Bakken Assets are located in the Bakken Shale formation, including the Antelope, Spotted Horn, Squaw Creek and Reunion Bay fields. The Bakken Shale and its close geologic cousin, the Three Forks Shale, are found in the Williston Basin, centered in North Dakota and are two of the largest oil fields in the U.S. While oil has been produced in North Dakota from the Williston Basin since the 1950s, it is only since 2007 through the application of horizontal drilling and hydraulic fracturing technologies that the Bakken has seen an increase in production activities.

Pursuant to the Purchase Agreement, the purchase price for Acquisition No. 2 was $82.5 million, subject to customary adjustments, and was funded by net proceeds of the Partnership's best-efforts offering and proceeds from the Partnership's $60.0 million revolving credit facility entered into August 31, 2018 (see description of the revolving credit facility in Item 2.03 below). In addition to the $82.5 million initial purchase price of Acquisition No. 2, the Partnership anticipates that it may be obligated to invest an additional $110 to $120 million in drilling capital expenditures through 2023 to retain its approximate 5.4% working interest in the Bakken Assets without becoming subject to non-consent penalties under the joint operating agreements governing the Bakken Assets.

The description of the Purchase Agreement set forth above is only a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Partnership’s current report on Form 8-K filed on July 6, 2018.

Combined Statements of Revenues and Direct Operating Expenses for the Bakken Assets for the years ended December 31, 2017 and 2016, and the six months ended June 30, 2018, along with the Partnership’s pro forma financial statements reflecting Acquisition No. 1 and Acquisition No. 2 for the year ended December 31, 2017, and the six months ending June 30, 2018, are included as Exhibits 99.1 and 99.2 to this current report on Form 8-K.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2018, the Partnership and Buyer, as the borrowers, entered into a loan agreement (“Loan Agreement”) with Simmons Bank as administrative agent and the lenders party thereto (collectively, the “Lender”), which provides for a revolving credit facility (the “Credit Facility”) with an initial commitment amount of $60 million (the “Revolver Commitment Amount”), subject to borrowing base restrictions. The commitment amount may be increased up to $100 million with Lender approval. At closing, the Partnership paid an origination fee of 0.50% of the Revolver Commitment Amount, or $300,000, and is subject to additional origination fees of 0.50% for any increase to the commitment made in excess of the Revolver Commitment Amount. The Partnership is also required to pay an unused facility fee at an annual rate of 0.50% on the unused portion of the Revolver Commitment Amount, based on the amount of borrowings outstanding during a quarter. The maturity date is August 31, 2021 (“Maturity Date”).

Under the Loan Agreement, the initial borrowing base is $60 million. However, the borrowing base is subject to redetermination semi-annually based upon the Lender’s analysis of the Partnership’s proven oil and natural gas reserves. Outstanding borrowings under the Credit Facility cannot exceed the lesser of the borrowing base or the Revolver Commitment Amount at any time. The interest rate, subject to certain exceptions, is equal to the London Inter-Bank Offered Rate (LIBOR) plus a margin ranging from 2.75% to 3.75%, depending upon the Partnership’s borrowing base utilization, as calculated under the terms of the Loan Agreement. In addition to monthly interest payments on the outstanding principal balance of the note, the Partnership (subject to certain exceptions) must make mandatory principal payments monthly in an amount equal to 100% of the net proceeds the Partnership receives from the sale of its equity securities until the principal amount of the note is reduced to $40 million. The Partnership is required to reduce the outstanding principal amount of the note to at or below $40 million by March 15, 2019.

The Loan Agreement also requires the Partnership to maintain a risk management program to manage the commodity price risk on the Partnership’s future oil and natural gas production. The program must cover at least 80% of the Partnership’s total monthly production of oil and natural gas through March 31, 2019, and from April 1, 2019 to the Maturity Date, the Partnership must cover at least 50% of its monthly oil and natural gas production.

At closing, the Partnership borrowed $60.0 million. The proceeds were used to fund the purchase of Acquisition No. 2 described above and to pay closing costs. Subject to availability, the Credit Facility may also provide additional liquidity for future capital investments, including the drilling and completion of proposed wells by the Partnership’s operators, and other corporate working capital requirements.

Under the terms of the Loan Agreement, the Partnership may make voluntary prepayments, in whole or in part, at any time with no penalty. The Credit Facility is secured by a mortgage and first lien position on at least 90% of the Partnership’s producing wells.

The Credit Facility contains mandatory prepayment requirements (including those described above), customary affirmative and negative covenants and events of default. The financial covenants as defined in the Loan Agreement include:

●	a maximum leverage ratio
●	a minimum current ratio
●	maximum distributions

The foregoing summary does not purport to be a complete statement of the terms and conditions under the Loan Agreement, and is qualified in its entirety by the full terms and conditions of the Loan Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

As a condition to closing on the Credit Facility, the Partnership was required to extend the maturity of its outstanding loan agreement (“Term Loan”) with Bank of America, N.A. (“BOA”) to April 15, 2019 from its original maturity date of January 15, 2019. Also, BOA was required to consent to the Partnership entering into the Credit Facility. The Partnership and BOA amended the Term Loan (“BOA Term Loan Amendment”) on August 16, 2018, whereby BOA gave consent and extended the maturity date to April 15, 2019. The outstanding balance of the Term Loan was $15 million as of June 30, 2018. The Term Loan bears interest at a variable rate based on the London Inter-Bank Offered Rate (LIBOR) plus a margin of 2.00%. Interest is payable monthly. Under the Credit Facility, no principal payments can be made on the BOA loan until the outstanding balance on the Credit Facility is less than $40.0 million.

The foregoing summary does not purport to be a complete statement of the terms and conditions of the BOA Term Loan Amendment, and is qualified in its entirety by the full terms and conditions of the BOA Term Loan Amendment, which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.

Item 8.01 – Other Events

Status of the Offering

On August 30, 2018, the Partnership closed on the issuance of approximately 0.5 million additional common units through its ongoing best-efforts offering, representing gross proceeds to the Partnership of approximately $10.0 million and proceeds net of selling and marketing expenses of approximately $9.4 million. As of August 30, 2018, the Partnership had completed the sale of a total of approximately 6.1 million common units for total gross proceeds of approximately $118.9 million and proceeds net of selling and marketing expenses of $111.8 million. As of August 30, 2018, 11.6 million common units remain unsold. The Partnership is continuing the offering at $20.00 per common unit in accordance with the Prospectus.

Item 9.01 – Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

(1)

Combined Statements of Revenues and Direct Operating Expenses of Properties Acquired by a subsidiary of Energy Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC under Agreement dated June 29, 2018 are filed as Exhibit 99.1 to this current report on Form 8-K:

Report of Independent Auditors

Combined Statements of Revenues and Direct Operating Expenses

Notes to Combined Statements of Revenues and Direct Operating Expenses

(2)	Energy Resources 12, L.P. Unaudited Pro Forma Condensed Combined Financial Statements are filed as Exhibit 99.2 to this current report on Form 8-K:

Introduction

Unaudited Pro Forma Condensed Combined Balance Sheet dated June 30, 2018

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2017

Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2018

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(d)  Exhibits

Exhibit 10.1

Revolver Loan Agreement dated as of August 31, 2018 between and among Energy Resources 12, L.P. and Energy Resources 12 Operating Company, LLC, collectively, the Borrower, and Simmons Bank, as Administrative Agent and Letter of Credit Issuer and the Lenders Signatory Party Hereto, collectively, the Lenders.

Exhibit 10.2	Loan Agreement Amendment and Consent, made as of August 16, 2018, between Bank of America, N.A. and Energy Resources 12, L.P.*

Exhibit 23.1	Consent of Ernst & Young, LLP

Exhibit 99.1

Combined Statements of Revenues and Direct Operating Expenses of Properties Acquired by a subsidiary of Energy Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC under Agreement dated June 29, 2018

Exhibit 99.2	Energy Resources 12, L.P. Unaudited Pro Forma Condensed Combined Financial Statements

* Certain exhibits have been omitted. The Partnership agrees to furnish to the SEC a copy of any omitted exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 5, 2018

ENERGY RESOURCES 12, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy Resources 12 GP, LLC